Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Select Quality
Municipal Fund, Inc.
811-06295

A special meeting of shareholders was held in the offices of Nuveen Investments on November 27, 2012;
at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The special meeting was subsequently adjourned to December 14, 2012 and January 24, 2013.

Final voting results for January 24, 2013 are as follows:

<c> Common and Preferred shares voting
together as a class

Preferred shares
To approve an Agreement and Plan of
Reorganization.


   For
                  11,981,830
                        1,590
   Against
                       938,838
                              -
   Abstain
                       798,325
                             58
      Total
                  13,718,993
                        1,648



Proxy materials are herein
incorporated by reference
to the SEC filing on October 24,
2012, under
Conformed Submission Type
Form 497, accession
number 0001193125-12-431809.